Exhibit 10.2

Methode Electronics, Inc.

8750 West Bryn Mawr Avenue, Suite 1000

Chicago, Illinois 60131

January 21, 2025

Dear Laura:

By this letter (this “Offer Letter Amendment”), we agree to amend certain terms of your Offer Letter dated as of August 27, 2024 (the “Offer Letter”) as follows.

The first sentence in the Offer Letter next to the heading “Relocation and Personal Travel” (which now reads “Temporary housing will be covered for a period of up to six (6) months.”) is deleted and replaced with the following sentence:

Temporary housing will be covered for a period of up to six (6) months, and any amounts paid to you for such temporary housing shall be grossed up for applicable income and employment taxes.

Except as modified by this Offer Letter Amendment, the Offer Letter shall remain in full force and effect.

Please sign, date and return a copy of this Offer Letter Amendment to Ms. Andrea Barry at the Company, and retain a copy for your records.

Sincerely,

METHODE ELECTRONICS, INC.

By: /s/ Bruce Crowther

Bruce Crowther
Chair of the Compensation Committee

ACKNOWLEDGMENT AND AGREEMENT

I have read and agree to the above terms and conditions.

/s/ Laura Kowalchik January 21, 2025

Laura Kowalchik Date